                                                                                                    EXHIBIT 23.7

                                           L.P. MARTIN & COMPANY
                                          A PROFESSIONAL CORPORATION
           MEMBERS                        CERTIFIED PUBLIC ACCOUNTANTS                          MEMBERS
     VIRGINIA SOCIETY OF                      4132 INNSLAKE DRIVE                         AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS               GLEN ALLEN, VIRGINIA 23060                 CERTIFIED PUBLIC ACCOUNTANTS

LEE P. MARTIN, JR., C.P.A.                   PHONE: (804) 346-2626                       ROBERT C. JOHNSON, C.P.A.
WILLIAM L. GRAHAM, C.P.A.                     FAX: (804) 346-9311                  LEE P. MARTIN, C.P.A. (1948-76)
BERNARD G. KINZIE, C.P.A.
W. BARCLAY BRADSHAW, C.P.A.
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                                               Independent Auditors' Report
                                               ----------------------------

Apple Suites, Inc.
Richmond, Virginia

         We consent to (1) the use of our report dated November 7, 1999 with respect to the combined balance sheets of the Homewood Suites Acquisition Hotels as of December 31, 1998 and 1997 and the related combined statements of income, shareholders' equity and cash flows for the years then ended, and (2) the use of our report dated August 23, 1999 with respect to the combined balance sheets of the Homewood Suites Acquisition Hotels as of December 31, 1998 and 1997 and the related combined statements of income, shareholders' equity and cash flows for the years then ended, for inclusion in a Post-Effective Amendment on Form S-11 filed with the Securities and Exchange Commission by Apple Suites, Inc.

                                              /s/ L.P. Martin & Co, P.C.

Richmond, Virginia
December 15, 1999